UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020 (September 29, 2020)

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(866) 536-0943

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EDNT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On September 29, 2020, the Company (as “Purchaser”) entered into a Purchase and Sale Agreement (the “Agreement”) with Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC (together the “Sellers”) to acquire all outstanding Membership Units (the “Units”) of TBD Safety, LLC (“TBD”). Collectively, the Sellers own all outstanding Units of TBD. Under the terms of the Agreement, the Company is to issue a total of Two Million Two Hundred Ten Thousand Three Hundred Eighty-Two (2,210,382) shares of the Company’s common stock and a total of Seven Hundred Sixty Four Thousand Six Hundred Eighteen (764,618) shares of a newly designated Preferred Stock (the “Preferred”). In addition, the Company and Sellers shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of the Sellers obligating the Company to register such Common Stock and shares of Common Stock to be issued upon conversion of the Preferred within 120 days after the Closing. The Sellers shall have an Earn Out Consideration - At such time as the Assets purchased in the Agreement achieve cumulative revenue of $10,000,000, the Sellers shall earn a total of One Hundred Twenty-Five Thousand (125,000) shares of Common Stock.

The Closing of the transaction occurred on September 30, 2020.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Forward-Looking Statements and Limitation on Representations

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to consummate the transaction described above. The Company assumes no duty to update any forward-looking statements other than as required by applicable law.

The Agreement and other disclosures included in this Current Report on Form 8-K are intended to provide shareholders and investors with information regarding the terms of the Agreement, and not to provide shareholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations and warranties in the Agreement. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the Agreement and will update such disclosure as required by federal securities laws. Accordingly, the Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement between Edison Nation, Inc. and Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC dated September 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2020

EDISON NATION, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer